Exhibit 10.17

TELOS CORPORATION

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS

I. Purpose

This Related Person Transaction Policy was adopted by the Board of Directors of Telos Corporation (the “Company”) to ensure the timely identification, review, approval and ratification of transactions with related persons and to assist the Company in the timely disclosure of such transactions in the Company’s filings with the SEC, as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules and regulations.

This policy is intended to supersede other policies of the Company such as the Code of Conduct and the Corporate Governance Principles that may be applicable to transactions with related persons.

II. Definitions

For purposes of this policy, the following definitions apply:

“Related Person Transaction” means any transaction or series of transactions in which (i) the Company or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any “Related Person” has a direct or indirect material interest.

“Related Person” means:

•	Any director or executive officer of the Company;
•	Any immediate family member of a director or executive officer of the Company;
•	Any nominee for director and the immediate family members of such nominee;
•	A 5% beneficial owner of the Company’s voting securities or any immediate family member of such owner; and
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Any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

“Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law of a person, and any person (other than a tenant or employee) sharing the household of such person.

III. Review/Report

Related Person Transactions shall be reviewed by the Board of Directors acting through the Audit Committee at regularly scheduled committee meetings, except that the Chairman of the Audit Committee may call a special committee meeting to review a proposed Related Person Transaction. That transaction is subject to the approval and/or ratification of the full Board of Directors. If the proposed Related Person Transaction involves a director, then that director may participate in the deliberations pursuant to the last paragraph of this policy below, but may not vote with respect to such approval or ratification.

Each individual executive officer and director shall be responsible for reporting any potential Related Person Transaction to the General Counsel and/or the Audit Committee. The Company shall take such steps as it deems reasonable and appropriate to inform such executive officers and directors about this Related Person Transactions policy, which shall include:

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Distributing (as soon as reasonably practicable following the completion of each fiscal year) a formal questionnaire to all executive officers and directors requiring these persons to evaluate and disclose whether or not during the preceding fiscal year they were involved in, or aware of, any Related Person Transaction;

•	Posting this policy on the Company website and including it in the Company’s 2007 proxy statement;
•	Periodically distributing this policy to the Company’s executive officers and directors; and
•	Periodically making internal inquiries regarding Company relationships with known entities that qualify as Related Persons.

Whether the Related Person’s interest in a proposed transaction is material or not will depend on all facts and circumstances, including whether a reasonable investor would consider the person’s interest in the transaction important, together with all other available information, in deciding whether to buy, sell or hold the Company’s securities. In preparing the Company’s SEC filings and in determining whether a transaction is subject to this policy, the Company’s General Counsel is entitled to make the determinations of whether a particular relationship constitutes a material interest by a Related Person. In administering this policy, the Audit Committee shall be entitled (but not required) to rely upon such determinations of materiality by the Company’s General Counsel.

In reviewing a proposed Related Person Transaction, the Committee shall consider all relevant facts and circumstances, including the commercial reasonableness of the terms, the benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person. The Audit Committee shall forward to the full Board of Directors its recommendations in regards to any Related Person Transaction involving a director or an executive officer of the Company, for final determination.